EXHIBIT 4.4

               AGREEMENT AND THIRD AMENDMENT TO LOAN AGREEMENT
                                 (May 13, 1998)


      THIS AGREEMENT AND THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of May 13, 1998, is made and entered into by and among STEWART & STEVENSON SERVICES, INC. (the "BORROWER"), a Texas corporation; the financial institutions listed on the signature pages hereto (collectively, the "LENDERS"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), a national banking association domiciled in Houston, Harris County, Texas, acting in its individual capacity (in such capacity, "CHASE TEXAS") and its capacity as agent for the Lenders (in such capacity, the "AGENT"). The Borrower, the Lenders and the Agent are herein sometimes called the "PARTIES".

RECITALS:

      1. The Parties (except Credit Lyonnais New York Branch) have entered into a Loan Agreement dated as of December 20, 1996. Such Loan Agreement was amended by Amendment to Loan Agreement dated as of August 25, 1997, which added Credit Lyonnais New York Branch as a Lender, and by Agreement and Second Amendment to Loan Agreement dated as of January 31, 1998 and, as so amended, is herein called the "LOAN AGREEMENT".

      2. The Parties desire to amend the Loan Agreement to permit the Borrower and its Subsidiaries to incur a limited amount of indebtedness secured by Liens on their property.

AGREEMENTS:

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

      1. AMENDMENT OF SECTION 7(A). SECTION 7(A) of the Loan Agreement is hereby amended by deleting the word "and" before CLAUSE (10) thereof and adding after CLAUSE (10) thereof the following:

            "and (11) Liens not otherwise permitted by CLAUSES (1) THROUGH (10) above incurred subsequent to April 1, 1998 to secure indebtedness, PROVIDED that the aggregate amount of Indebtedness so secured shall not exceed $20,000,000 at any one time outstanding."

      2. CONDITIONS PRECEDENT. This Amendment shall be effective as of the date set forth above, subject to the satisfaction, in a manner satisfactory to the Agent, of each of the following conditions precedent:
      (a) The Agent shall have received the following, each of which shall be in form and substance satisfactory to the Agent in its sole discretion and duly and validly executed:

            (1) A certificate of the Secretary or any Assistant Secretary of the Borrower, dated as of the date hereof, as to the Bylaws of the Borrower (a copy of such Bylaws to be attached to such certificate) and as to the absence of any change since December 20, 1996, in any of (x) the incumbency and signatures of the officer or officers of the Borrower or (y) the Articles of Incorporation of the Borrower; and

            (2) this Amendment, duly executed by the Borrower, the Majority Lenders and the Agent.

      (b) The Borrower shall have paid all accrued and unpaid fees and other amounts in connection with this Amendment.
      (c) No Default shall have occurred and be continuing.

      (d) Such effectiveness shall not violate any legal requirement applicable to the Agent or any Lender.

      3. REPRESENTATIONS TRUE; NO DEFAULT. The Borrower represents and warrants to the Agent and each Lender that (a) the representations and warranties contained in the Loan Agreement and in the other Credit Documents are true and correct on and as of the date hereof as though made on and as of such date (except to the extent such representations and warranties are expressly stated to be made solely as of an earlier date) and (b) no event has occurred and is continuing which constitutes an Event of Default under the Loan Agreement or any of the other Credit Documents or which upon the giving of notice or the lapse of time or both would constitute such an Event of Default.

      4. RATIFICATION. Except as expressly amended hereby, the Loan Agreement, as hereby amended, and the other Credit Documents are in all respects ratified and confirmed and are, and shall continue to be, in full force and effect. The Borrower hereby agrees and acknowledges that all of its liabilities and obligations under the Loan Agreement, the other Credit Documents, or otherwise, remain in full force and effect as of the date of this Amendment.

      5. DEFINITIONS AND REFERENCES. Unless otherwise defined herein, terms used herein which are defined in the Loan Agreement or in the other Credit Documents shall have the meanings therein ascribed to them. The term "Agreement" as used in the Loan Agreement and the term "Loan Agreement" as used in the other Credit Documents or any other instrument, document or writing furnished to the Agent or any

Lender by or on behalf of the Borrower shall mean the Loan Agreement as hereby amended.

      6. EXPENSES; ADDITIONAL INFORMATION. The Borrower shall pay to the Agent on demand all expenses (including reasonable counsel's fees) incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and with respect to advising the Agent as to its rights and responsibilities under the Loan Agreement, as hereby amended. In addition, the Borrower shall pay all costs and expenses of the Agent and each Lender (including counsel's fees) in connection with the enforcement of this Amendment.

      7. SEVERABILITY. If any term or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and this Amendment shall be valid and enforced to the fullest extent permitted by applicable law. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions thereof or affecting the validity or enforceability of such provision in any other jurisdiction and, to this end, the provisions of this Amendment are severable.

      8. INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE AGENT, THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS), EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, EXPENSES OR DAMAGES ARISE OUT OF OR RESULT FROM (A) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY LOAN MADE OR LETTER OF CREDIT ISSUED BY ANY LENDER OR GROWING OUT OF OR RESULTING FROM ANY CREDIT DOCUMENT OR ANY TRANSACTION OR EVENT CONTEMPLATED THEREIN; (B) VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING THOSE RELATING TO HAZARDOUS SUBSTANCES, PETROLEUM, PETROLEUM PRODUCTS OR PETROLEUM WASTES; (C) ANY LENDER OR THE AGENT BEING DEEMED AN OPERATOR OF ANY OF THE BORROWER'S REAL OR PERSONAL PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY, OR (D) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING. THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION SHALL SURVIVE THE TERMINATION OF THE LOAN AGREEMENT (AS AMENDED BY THIS AMENDMENT AND AS IT MAY OTHERWISE BE AMENDED, RESTATED, MODIFIED AND SUPPLEMENTED FROM TIME TO TIME) AND THE REPAYMENT AND EXPIRY OF THE LOANS AND ALL LETTER OF CREDIT

LIABILITIES. ANY AMOUNT TO BE PAID UNDER THIS SECTION BY THE BORROWER TO THE AGENT OR ANY LENDER SHALL BE A DEMAND OBLIGATION OWING BY THE BORROWER TO THE AGENT OR SUCH LENDER AND SHALL BEAR INTEREST FROM THE DATE OF EXPENDITURE UNTIL PAID AT THE PAST DUE RATE.

      9. RELEASE OF CLAIMS. THE BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER THE AGENT AND THE LENDERS AND THEIR RESPECTIVE OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT OR FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE BORROWER, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

      10. MISCELLANEOUS. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors, assigns, receivers and trustees (however, the Borrower may not assign its rights hereunder without the express prior written consent of the Lenders); (b) may be modified or amended only by a writing signed by each party;
(c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES) AND OF THE UNITED STATES OF AMERICA; (d) may be executed in several counterparts, and by the Parties on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement, and (e) embodies the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

      11. THIS AMENDMENT TOGETHER WITH ALL OF THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers effective as of MAY 13, 1998.



                              STEWART & STEVENSON SERVICES, INC.,
                               a Texas corporation


                              By: ________________________________
                              Name: KYLE J. GIDEON
                              Title: ASSISTANT TREASURER

                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, acting in its individual capacity and as the Agent for the Lenders named herein


                              By: ________________________________
                              Name: MONA M. FOCH
                              Title: MANAGING DIRECTOR

                              BANK OF AMERICA NT & SA AS SURVIVOR BY WAY OF MERGER WITH BANK OF AMERICA ILLINOIS, as a Co-Agent and a Lender

                              By: ________________________________
                              Name:   JAMES E. FLORCZAK
                              Title:  MANAGING DIRECTOR

                              NATIONSBANK OF TEXAS, NATIONALASSOCIATION, as Co-Agent and a Lender


                              By: ________________________________
                              Name:   JOHN J. O'NEILL
                              Title:  SENIOR VICE PRESIDENT

                              ABN AMRO BANK N.V., HOUSTON AGENCY



                              By: ________________________________
                              Name:   DIEGO PUIGGARI
                              Title: VICE PRESIDENT


                              By: ________________________________
                              Name:   KEVIN P. COSTELLO
                              Title: VICE PRESIDENT

                              THE BANK OF NEW YORK


                              By: ________________________________
                              Name:   ALAN F. LYSTER, JR.
                              Title: VICE PRESIDENT

                              CREDIT LYONNAIS NEW YORK BRANCH

                              By: ________________________________
                              Name: ROBERT IVOSEVICH
                              Title: SENIOR VICE PRESIDENT

                              PNC BANK, NATIONAL ASSOCIATION


                              By: ________________________________
                              Name:  TIMOTHY J. MARCHANDO
                              Title: VICE PRESIDENT

                              FIRST NATIONAL BANK OF COMMERCE



                              By: ________________________________
                              Name:   NEMESIO J. VISO
                              Title: VICE PRESIDENT